UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2006
Date of report (Date of earliest event reported)

TALLY HO VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-104631	43-1988542
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

115 Route d' Arlon, L-8311 Capellen, Luxembourg
(Address of principal executive offices, including zip code)

011-352 2630 1540
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

See disclosures under Item 2.01 below.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 4, 2006, Tally Ho Ventures, Inc., a Delaware corporation (the “Company”), entered into a certain Sale and Purchase Agreement (the “SPA”) with Protrust Financial Services Group SA, a company incorporated under the laws of the Canton of Ticino, Switzerland (“Protrust”). Under the terms of the SPA, ProTrust agreed to sell to the Company all of the issued and outstanding shares of its wholly-owned subsidiary, Protrust Private Clients SA (“Protrust SA”), in consideration for (i) the payment of US $2,000,000 in cash, (ii) the delivery by the Company a promissory note in the aggregate principal amount of US $3,000,000 (the “Promissory Note”) and (iii) the issue by the Company to ProTrust of 1,500,000 shares of its common stock, par value $0.001 per share (the “Consideration Shares”). Further, the Company, Protrust and Protrust SA entered into a Transitional Services Agreement (the “TSA”) for Protrust and Protrust SA to continue providing, on a non-exclusive basis, certain business, administrative and financial services to the Company during 90 days following the date of the acquisition.

Section 8 - Other Items

Item 8.01  Other Items

On August 4, 2006, the Company distributed a press release announcing the foregoing acquisition. A copy of this press release is attached as Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Exhibit Title

10.1	Sale and Purchase Agreement dated August 4, 2006

99.1	Press release dated August 4, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TALLY HO VENTURES, INC.

Date: August 10, 2006	By:	/s/ Nigel Greg Nigel Greg President & Chief Executive Officer